                                  EXHIBIT 99.4

                               AVTECH CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
  Report of Independent Accountants........................................................................          1

  Balance Sheets as of September 30, 1996 and 1997 and March 31, 1998......................................          2

  Statements of Income for the years ended September 30, 1995, 1996 and 1997, the six months ended March
    31, 1997 (unaudited) and the six months ended March 31, 1998...........................................          3

  Statements of Stockholders' Equity for the years ended September 30, 1995, 1996 and 1997 and the six
    months ended March 31, 1998............................................................................          4

  Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997, the six months ended March
    31, 1997 (unaudited) and the six months ended March 31, 1998...........................................          5

  Notes to Financial Statements............................................................................          6

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
Avtech Corporation

    In our opinion, the accompanying balance sheets and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Avtech Corporation at September 30, 1996 and 1997 and March 31, 1998, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997 and the six months ended March 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
June 12, 1998

                               AVTECH CORPORATION

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                          SEPTEMBER 30,
                                                                                       --------------------   MARCH 31,
                                                                                         1996       1997        1998
                                                                                       ---------  ---------  -----------
ASSETS
Current assets
  Cash and cash equivalents..........................................................  $   1,052  $   4,136   $   3,260
  Accounts receivable, net of allowance for doubtful accounts of $20, $20 and $31 at
    September 30, 1996 and 1997 and March 31, 1998, respectively.....................      7,398      4,928       6,648
  Inventories........................................................................      4,233      5,254       5,684
  Prepaid expenses and other assets..................................................         69        183         224
  Deferred income taxes..............................................................     --            247         735
                                                                                       ---------  ---------  -----------
    Total current assets.............................................................     12,752     14,748      16,551
                                                                                       ---------  ---------  -----------
Property, plant and equipment
  Land...............................................................................        431        791         791
  Buildings and improvements.........................................................      2,411      4,685       4,967
  Machinery and equipment............................................................      2,764      3,005       3,378
  Furniture, computer and other equipment............................................      3,216      3,426       3,610
                                                                                       ---------  ---------  -----------
                                                                                           8,822     11,907      12,746
  Less: Accumulated depreciation.....................................................     (6,523)    (7,050)     (7,335)
                                                                                       ---------  ---------  -----------
                                                                                           2,299      4,857       5,411
Other assets
  Patents, net of amortization.......................................................          5          4           4
  Deferred income taxes..............................................................     --            629         158
                                                                                       ---------  ---------  -----------
    Total assets.....................................................................  $  15,056  $  20,238   $  22,124
                                                                                       ---------  ---------  -----------
                                                                                       ---------  ---------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable...................................................................  $     768  $   1,388   $   1,614
  Accrued expenses...................................................................      2,120      4,043       4,371
  Deferred income taxes..............................................................        389     --          --
                                                                                       ---------  ---------  -----------
    Total current liabilities........................................................      3,277      5,431       5,985
                                                                                       ---------  ---------  -----------
Long-term liabilities
  Deferred compensation..............................................................      1,229      1,385       1,463
  Other..............................................................................        438        472         466
                                                                                       ---------  ---------  -----------
                                                                                           1,667      1,857       1,929
                                                                                       ---------  ---------  -----------
Commitments and contingencies (Note 8)...............................................     --         --          --
                                                                                       ---------  ---------  -----------
Stockholders' equity
  Common stock, no par value, 1,500,000 shares authorized; 323,541, 318,929 and
    318,929 shares outstanding at September 30, 1996, 1997 and March 31, 1998,
    respectively.....................................................................        237        232         232
  Retained earnings..................................................................      9,875     12,718      13,978
                                                                                       ---------  ---------  -----------
                                                                                          10,112     12,950      14,210
                                                                                       ---------  ---------  -----------
                                                                                       $  15,056  $  20,238   $  22,124
                                                                                       ---------  ---------  -----------
                                                                                       ---------  ---------  -----------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                                            SIX MONTHS ENDED MARCH
                                                              YEAR ENDED SEPTEMBER 30,               31,
                                                           -------------------------------  ----------------------
                                                             1995       1996       1997                    1998
                                                           ---------  ---------  ---------     1997      ---------
                                                                                            -----------
                                                                                            (UNAUDITED)
Sales....................................................  $  21,020  $  28,797  $  32,619   $  15,281   $  20,391
Cost of sales............................................     12,333     15,967     20,422       9,243      12,942
                                                           ---------  ---------  ---------  -----------  ---------
    Gross profit.........................................      8,687     12,830     12,197       6,038       7,449
                                                           ---------  ---------  ---------  -----------  ---------
Operating expenses
  General and administrative.............................      1,991      1,992      2,758       1,269       1,387
  Selling expenses.......................................      1,257      1,559      1,295         574         735
  Research, development and engineering..................      2,853      2,697      2,707       1,390       1,405
  Employee stock ownership plan..........................      1,200      1,000      1,200         600         600
  Nonrecurring bonus.....................................     --         --         --          --           1,592
                                                           ---------  ---------  ---------  -----------  ---------
                                                               7,301      7,248      7,960       3,833       5,719
                                                           ---------  ---------  ---------  -----------  ---------
Income from operations...................................      1,386      5,582      4,237       2,205       1,730
                                                           ---------  ---------  ---------  -----------  ---------
Other income (expense)
  Interest expense.......................................         (8)        (8)        (6)     --          --
  Gain on disposal of equipment..........................     --             14     --          --          --
  Interest income........................................         46         30        269         134         128
  Rental income, net.....................................     --         --             32      --              54
                                                           ---------  ---------  ---------  -----------  ---------
                                                                  38         36        295         134         182
                                                           ---------  ---------  ---------  -----------  ---------
Income before provision for federal income tax...........      1,424      5,618      4,532       2,339       1,912
Provision for federal income tax.........................        493      1,934      1,518         795         652
                                                           ---------  ---------  ---------  -----------  ---------
Net income...............................................  $     931  $   3,684  $   3,014   $   1,544   $   1,260
                                                           ---------  ---------  ---------  -----------  ---------
                                                           ---------  ---------  ---------  -----------  ---------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                                 STATED
                                                                                   NUMBER OF    VALUE OF
                                                                                    SHARES       COMMON     RETAINED
                                                                                  OUTSTANDING     STOCK     EARNINGS
                                                                                  -----------  -----------  ---------
Balance at September 30, 1994...................................................     323,541    $     237   $   5,260
Net income......................................................................      --           --             931
                                                                                  -----------       -----   ---------
Balance at September 30, 1995...................................................     323,541          237       6,191
Net income......................................................................      --           --           3,684
                                                                                  -----------       -----   ---------
Balance at September 30, 1996...................................................     323,541          237       9,875
Stock redemption................................................................      (4,612)          (5)       (171)
Net income......................................................................      --           --           3,014
                                                                                  -----------       -----   ---------
Balance at September 30, 1997...................................................     318,929          232      12,718
Net income......................................................................      --           --           1,260
                                                                                  -----------       -----   ---------
Balance at March 31, 1998.......................................................     318,929    $     232   $  13,978
                                                                                  -----------       -----   ---------
                                                                                  -----------       -----   ---------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                             SIX MONTHS ENDED MARCH
                                                               YEAR ENDED SEPTEMBER 30,               31,
                                                            -------------------------------  ----------------------
                                                              1995       1996       1997        1997        1998
                                                            ---------  ---------  ---------  -----------  ---------
                                                                                             (UNAUDITED)
Cash flows from operating activities
  Net income..............................................  $     931  $   3,684  $   3,014   $   1,544   $   1,260
  Adjustments to reconcile net income
    to net cash provided by operating
    activities
    Depreciation and amortization.........................        587        582        528         268         285
    Gain on sale of property and equipment................     --            (14)    --          --          --
    Deferred income tax provision.........................         54        947     (1,265)     (1,825)        (17)
    Changes in assets and liabilities:
      Accounts receivable.................................     (1,797)    (2,990)     2,470       3,062      (1,720)
      Inventories.........................................     (1,504)       198     (1,021)       (825)       (430)
      Prepaid and other current assets....................         63        (20)      (114)         17         (41)
      Accounts payable....................................        400       (152)       620         777         226
      Accrued expenses....................................      1,620       (872)     2,153       2,141         422
                                                            ---------  ---------  ---------  -----------  ---------
    Net cash provided by (used in)
      operating activities................................        354      1,363      6,385       5,159         (15)
                                                            ---------  ---------  ---------  -----------  ---------
Cash flows from investing activities
  Purchases of property and equipment.....................       (735)      (509)    (3,085)       (260)       (839)
  Proceeds from sale of assets............................     --             15     --          --          --
                                                            ---------  ---------  ---------  -----------  ---------
    Net cash used in investing activities.................       (735)      (494)    (3,085)       (260)       (839)
                                                            ---------  ---------  ---------  -----------  ---------
Cash flows from financing activities
  Stock redemption........................................     --         --           (176)     --          --
  Capital lease obligations...............................        (36)       (36)       (40)        (20)        (22)
                                                            ---------  ---------  ---------  -----------  ---------
    Net cash used in
      financing activities................................        (36)       (36)      (216)        (20)        (22)
                                                            ---------  ---------  ---------  -----------  ---------
Net (decrease) increase in cash and
  equivalents.............................................       (417)       833      3,084       4,879        (876)
Cash and equivalents at beginning
  of the period...........................................        636        219      1,052       1,052       4,136
                                                            ---------  ---------  ---------  -----------  ---------
Cash and equivalents at end of
  the period..............................................  $     219  $   1,052  $   4,136   $   5,931   $   3,260
                                                            ---------  ---------  ---------  -----------  ---------
                                                            ---------  ---------  ---------  -----------  ---------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE COMPANY

    Avtech Corporation (the Company) is a custom design and manufacturing firm established in 1963 to produce high-quality equipment for the aircraft industry. In 1970, Avtech began to produce engineered products and has since focused its engineering and product development efforts on responding to specifications from original equipment aircraft manufacturers (OEMs). The Company's products fall into five main categories:

1. Aircraft communication control equipment (including audio control units, multiplexed audio systems and audio amplifiers).

2.  Aircraft lighting controls (including ballasts, dimmers and flood lighting).

3. Power systems (including transformer rectifier units, power inverters and battery chargers).

4.  Airborne facsimile terminals (AvFax).

5. Special products (including PDX intercoms, liquid-gauging and fill control, and frequency units).

FINANCIAL STATEMENT PRESENTATION

    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    At September 30, 1996 and 1997 and March 31, 1998, the Company maintained $549,000, $119,000 and $868,000 respectively, of its cash and cash equivalents balances at one bank. At September 30, 1996 and 1997 and March 31, 1998, the Company maintained $503,000, $4,017,000 and $2,392,000, respectively, in a money market fund and bankers' acceptances.

RECEIVABLES AND CONCENTRATIONS OF CREDIT RISK

    Accounts receivable from trade customers are generally due within thirty days. The Company performs periodic credit evaluations of its customers' financial conditions and generally does not require collateral. All of the Company's sales are to businesses directly associated with the aviation industry (airlines, aircraft manufacturers, etc.). Approximately 70% of the Company's sales are to customers based in the United States.

                               AVTECH CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line and accelerated methods over the following estimated lives:

                                                                                          YEARS
                                                                                        ---------
Buildings.............................................................................    20-39
Building improvements.................................................................    10-39
Machinery and equipment...............................................................      5
Furniture, computer and other equipment...............................................     5-7

    Maintenance and repairs are charged to operations when incurred. Additions and improvements are capitalized. When property, plant and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

INVENTORIES

    Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. Costs of manufactured inventories include all direct materials, labor and an allocation of overhead. Market represents the lower of replacement cost or estimated net realizable value.

REVENUE RECOGNITION

    Revenues from the sale of manufactured products are recorded when shipped. Reimbursements for nonrecurring engineering costs, which are expensed as incurred, are included in revenues at the time a negotiated settlement is reached with the customer. The Company's nonrecurring engineering revenues for the years ended September 30, 1995, 1996 and 1997 and the six months ended March 31, 1998 were $1,257,000, $4,042,000, $527,000 and $138,000, respectively.
Included within accounts receivable at September 30, 1996 are $3,384,000 of unbilled receivables which were collected in fiscal year 1997.

INCOME TAXES

    Deferred income taxes are determined using the liability method. A deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in the asset and/or liability for deferred taxes.

STOCK OPTION PLAN

    As permitted under Statement of Financial Accounting Standards No., 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company measures compensation expense related to the employee stock option plan utilizing the intrinsic value method as prescribed by Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees".

                               AVTECH CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ACCRUED WARRANTIES

    The Company sells a majority of its products to customers along with various repair or replacement warranties. The terms of the warranties vary according to the customer and/or the product involved. The most common warranty period is the earlier of:

a.  36 months from the date of delivery to the operator, or;

b.  42 months from the date of manufacture

    Provisions for estimated future warranty costs are made in the period corresponding to the sale of the product. Classification between short and long-term warranty obligations is estimated based on historical trends.

UNAUDITED INTERIM RESULTS

    The financial information for the six months ended March 31, 1997 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim period. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

NOTE 2 - INVENTORIES

    Inventories at September 30, 1996 and 1997 and March 31, 1998 consist of the following (amounts in thousands):

                                                                                        SEPTEMBER 30,
                                                                                     --------------------   MARCH 31,
                                                                                       1996       1997        1998
                                                                                     ---------  ---------  -----------
Raw materials and components.......................................................  $   2,488  $   2,617   $   3,427
Work in process....................................................................      1,285      2,014       1,754
Finished goods.....................................................................        460        623         503
                                                                                     ---------  ---------  -----------
                                                                                     $   4,233  $   5,254   $   5,684
                                                                                     ---------  ---------  -----------
                                                                                     ---------  ---------  -----------

NOTE 3 - PROPERTY AND EQUIPMENT

    The Company owns property located immediately adjacent to its main facility. The property is not currently used for any rental or productive activity. In 1990, the property was condemned by the local authorities and is considered unsuitable for habitation in its current state. The current carrying value of $62,000 represents the original cost of the land and is lower than its estimated net realizable value.

    In 1997, the Company purchased a 20,275 square foot office building and an adjacent vacant lot for investment purposes. The net book value of the property was $2,134,000 and $2,098,000 at September 30, 1997 and March 31, 1998,
respectively. The Company leases the office space to tenants under one to three-

                               AVTECH CORPORATION

NOTE 3 - PROPERTY AND EQUIPMENT (CONTINUED) year noncancelable operating leases. At March 31, 1998, the building was fully occupied. Minimum future rentals to be received on noncancelable leases are as follows (amounts in thousands):

YEAR ENDING SEPTEMBER 30,
------------------------------------------------------------------
1998..............................................................  $     128
1999..............................................................  $      20

    The Company leases equipment under a five-year lease term. Based on the provisions of Statement No. 13, issued by the Financial Accounting Standards Board, these leases meet the criteria of capital leases and, accordingly, have been recorded as such. These assets are stated on the balance sheet at their capitalized cost of $194,000. Depreciation of $172,000 has been recognized through March 31, 1998. The present value of remaining minimum lease payments at March 31, 1998 was approximately $25,000.

NOTE 4 - ACCRUED EXPENSES

    Accrued expenses at September 30, 1996 and 1997 and March 31, 1998 consist of the following (amounts in thousands):

                                                                                        SEPTEMBER 30,
                                                                                     --------------------   MARCH 31,
                                                                                       1996       1997        1998
                                                                                     ---------  ---------  -----------
Employee compensation and related taxes............................................  $     875  $   2,556   $   3,531
Employee stock option plan contribution............................................      1,000      1,200         600
Current portion of warranty reserve................................................        204        240         240
Other..............................................................................         41         47      --
                                                                                     ---------  ---------  -----------
                                                                                     $   2,120  $   4,043   $   4,371
                                                                                     ---------  ---------  -----------
                                                                                     ---------  ---------  -----------

NOTE 5 - DEFINED CONTRIBUTION PLANS

    The Company sponsors an employee stock ownership plan (ESOP) for the benefit of employees with twelve or more months of continuous service. Contributions are made to the plan at the discretion of the Company's Board of Directors. The Company's contributions for the years ended September 30, 1995, 1996 and 1997 and the six months ended March 31, 1998 were $1,200,000, $1,000,000, $1,200,000 and $600,000, respectively.

    The Company also sponsors a cash or deferred compensation (401k) plan for the benefit of eligible employees. Under the plan, employees may elect to defer a portion of their compensation (subject to statutory limitations). Discretionary contributions by the Company may be made when authorized by the Board of Directors. No such contributions were made during the years ended September 30, 1995, 1996 and 1997 and the six months ended March 31, 1998.

                               AVTECH CORPORATION

NOTE 6 - FEDERAL INCOME TAXES

    The provision (benefit) for federal income taxes is comprised of the following (amounts in thousands):

                                                                        YEAR ENDED SEPTEMBER 30,
                                                                     -------------------------------   SIX MONTHS ENDED
                                                                       1995       1996       1997       MARCH 31, 1998
                                                                     ---------  ---------  ---------  -------------------
Current............................................................  $     439  $     987  $   2,783       $     669
Deferred...........................................................         54        947     (1,265)            (17)
                                                                     ---------  ---------  ---------           -----
                                                                     $     493  $   1,934  $   1,518       $     652
                                                                     ---------  ---------  ---------           -----
                                                                     ---------  ---------  ---------           -----

    The provision for federal income tax expense approximates the federal statutory rate for all periods presented. The Company is not required to pay state income taxes.

    Deferred tax assets and liabilities at September 30, 1996 and 1997 and March 31, 1998 include the following (amounts in thousands):

                                                                                         SEPTEMBER 30,
                                                                                      --------------------   MARCH 31,
                                                                                        1996       1997        1998
                                                                                      ---------  ---------  -----------
DEFERRED TAX ASSETS
Reserves............................................................................  $     335  $     393   $     382
Compensatory stock options..........................................................        416        471         498
Capitalized inventories.............................................................         10         12          13
                                                                                      ---------  ---------       -----
                                                                                            761        876         893
DEFERRED TAX LIABILITIES
Deferred revenue....................................................................     (1,150)    --          --
                                                                                      ---------  ---------       -----
                                                                                      $    (389) $     876   $     893
                                                                                      ---------  ---------       -----
                                                                                      ---------  ---------       -----

    The classification in the balance sheet between current and noncurrent deferred tax assets is based on the classification of the related asset that gives rise to the temporary difference. A deferred tax asset that is not related to an asset is classified according to the expected reversal date of the temporary difference.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

    The Company has commitments based on open purchase orders arising out of its normal business operations. As of September 30, 1996 and 1997 and March 31, 1998, these commitments were $5,080,000, $6,760,000 and $9,151,000, respectively.

TERMINATION FOR CONVENIENCE CLAUSES

    The Company routinely enters into contractual commitments with customers to design and manufacture parts. These contracts contain "termination for convenience" clauses that permit recovery of costs incurred by the Company if the customer terminates the contract prior to its completion. These recoveries are included in sales when billed.

                               AVTECH CORPORATION

NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED)
LEASING ARRANGEMENTS

    The Company leases a building under a five-year operating lease. The lease calls for monthly payments of $5,000 plus utilities, taxes and maintenance and expires in April 2001. The lessor has the right to terminate the lease at anytime by giving the Company at least twelve months written notice. The Company subleases a portion of its facilities under an operating lease that expires December 1998. The following is net rental expense under operating leases for the years ended September 30, 1995, 1996 and 1997 and the six months ended March 31, 1998 (amounts in thousands):

                                                                                                                      SIX
                                                                                   YEAR ENDED SEPTEMBER 30,         MONTHS
                                                                                                                     ENDED
                                                                                -------------------------------    MARCH 31,
                                                                                  1995       1996       1997         1998
                                                                                ---------  ---------  ---------  -------------
Rent expense..................................................................  $      60  $      60  $      60    $      30
Less: Sublease rentals........................................................         (7)       (11)       (10)          (5)
                                                                                      ---        ---        ---          ---
                                                                                $      53  $      49  $      50    $      25
                                                                                      ---        ---        ---          ---
                                                                                      ---        ---        ---          ---

    The following is a schedule by years of the future minimum rentals under this lease (amounts in thousands):

YEAR ENDING SEPTEMBER 30,                                              LESSEE      SUBLEASE       NET
-------------------------------------------------------------------  -----------  -----------  ---------
    1998...........................................................   $      60    $      10   $      50
    1999...........................................................          60           11          49
    2000...........................................................          60           11          49
    2001...........................................................          60           11          49
                                                                          -----          ---   ---------
                                                                      $     240    $      43   $     197
                                                                          -----          ---   ---------
                                                                          -----          ---   ---------

NOTE 8 - ECONOMIC DEPENDENCE

    A material part of the Company's business is dependent on one customer, the loss of which could have a material effect on the Company. For the years ended September 30, 1995, 1996 and 1997 and the six months ended March 31, 1998, approximately 29.5%, 24%, 46.9% and 41.7%, respectively, of revenues were attributable to this customer. At September 30, 1996 and 1997 and March 31, 1998, accounts receivable from this customer represented approximately 41.1%, 23.4% and 30%, respectively, of total accounts receivable.

NOTE 9 - STOCK OPTION PLANS

    Prior to 1993, the Company implemented a nonqualified compensatory stock option plan with the President. Under this Plan, options to purchase 90,000 shares of the Company's stock were granted at an option price of $2.70 per share. These options are currently exercisable by the President.

    During the year ended September 30, 1994, the Company and three key employees entered into employment contracts which voided all prior compensatory stock option plans other than that of the President's. Under these new contracts, the Company granted 20,000 shares to each of the three employees at an exercise price of $15 per share. Fair market value was $28 per share at the date of the grant. Each

                               AVTECH CORPORATION

NOTE 9 - STOCK OPTION PLANS (CONTINUED)
employee still employed at September 30, 1998, is entitled to exercise his option to purchase 20,000 fully vested shares. Accordingly, the Company has expensed $156,000 during each of the years ended September 30, 1995, 1996 and 1997 and $78,000 for the six months ended March 31, 1998. These shares, when exercised, cannot be sold until September 30, 2003. The Company has the first right to purchase the shares upon exercise but is not obligated to do so.

    The accumulated expense resulting from the difference between the exercise prices and fair market values at the respective date of grant has been classified as a long-term liability in deferred compensation.

NOTE 10 - ADDITIONAL CASH FLOW INFORMATION

    Supplementary cash flow information for the years ended September 30, 1995, 1996 and 1997 and the six months ended March 31, 1998 is as follows (amounts in thousands):

                                                                           YEAR ENDED SEPTEMBER 30,        SIX MONTHS ENDED
                                                                       ---------------------------------       MARCH 31,
                                                                          1995        1996       1997            1998
                                                                          -----     ---------  ---------  -------------------
Cash paid during the period for:
  Capital leases.....................................................   $      36   $      36  $      40       $      22
                                                                              ---   ---------  ---------           -----
                                                                              ---   ---------  ---------           -----
  Interest...........................................................   $      10   $       7  $       5       $       1
                                                                              ---   ---------  ---------           -----
                                                                              ---   ---------  ---------           -----
  Income taxes.......................................................   $  --       $   1,449  $   2,900       $     693
                                                                              ---   ---------  ---------           -----
                                                                              ---   ---------  ---------           -----

NOTE 11 - SUBSEQUENT EVENT

    In May 1998, the Company signed a definitive purchase agreement whereby all of the outstanding shares of the Company would be acquired by DeCrane Aircraft Holdings, Inc. The transaction is expected to close by June 30, 1998. The effect of the transaction has not been reflected in the accompanying accounts.

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